As filed with the Securities and Exchange Commission on           , 1998
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                            INMARK ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)
                              ---------------------

                               Delaware 06-134048
                  (State or other jurisdictio (I.R.S. Employer
              of incorporation or organization) Identification No.)
                                 One Plaza Road
                            Greenvale, New York 11548
                                 (516) 625-3500
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)
                              ---------------------

                                Donald A. Bernard
         Executive Vice President, Chief Financial Officer and Secretary
                            Inmark Enterprises, Inc.
                                 One Plaza Road
                            Greenvale, New York 11548
                                 (516) 625-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------

                                    Copy to:

                             Joseph S. Hellman, Esq.
                       Kronish, Lieb, Weiner & Hellman LLP
                           1114 Avenue of the Americas
                          New York, New York 10036-7798
                              ---------------------

                  Approximate  date of  commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement.

                  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                              ---------------------

                         CALCULATION OF REGISTRATION FEE
  Title of Securities     Amount to be    Proposed Maximum Aggregate    Proposed Maximum        Amount of
   to be Registered        Registered         Price Per Share (1)        Aggregate Price     Registration Fee
=============================================================================================================
Common Stock,            508,750 shares             $8.6875               $4,419,765.63          $1,303.83
$.001 par value per
share
=============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been determined pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant's common stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on July 28, 1998.

                              ---------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date or dates as the Commission, acting pursuant to said
Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED ________ __, 1998

PRELIMINARY PROSPECTUS

                            INMARK ENTERPRISES, INC.
                         508,750 Shares of Common Stock

         This Prospectus is being used in connection with the offering from time to time by certain holders (the "Selling Securityholders") of shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of Inmark Enterprises, Inc., a Delaware corporation ("Inmark"). The Selling Securityholders may acquire 508,750 shares of Common Stock from Inmark pursuant to the exercise of warrants.

         The Shares may be sold from time to time to purchasers directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer the Shares through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Shares for whom they may act as agent. The Selling Securityholders and any such brokers, dealers or agents who participate in the distribution of the Shares may be deemed to be "underwriters", and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). To the extent the Selling Securityholders may be deemed to be underwriters, the Selling
Securityholders may be subject to certain statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Plan of Distribution." The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other such person and market-making activities with respect to the particular Shares being distributed. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

         The Company will receive proceeds only from the exercise of the warrants to purchase the Shares (the "Warrants"). Except for the sale of the Shares upon the exercise of the Warrants, Inmark is not selling any of the Shares and will not receive any proceeds from the sale of the Shares by the Selling Securityholders. Inmark has agreed to pay all of the expenses incidental to the registration, offering and sale of the Shares to the public other than the cost of counsel to the Selling Securityholders and underwriting discounts and commissions, except as prohibited by blue sky laws.

         On July 28, 1998, the closing price for the Common Stock as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System Nasdaq Small Cap Market, under the symbol "IMKE", was $8.625 per share.

             PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY MATTERS
              DISCUSSED UNDER THE CAPTION "RISK FACTORS" ON PAGE 2.
                              ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------------

         No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by Inmark. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Inmark since the date hereof.

         Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time this Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                          The date of this Prospectus is ______________  , 1998.

                              AVAILABLE INFORMATION

         Inmark is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected at the Web site of the Commission located at http://www.sec.gov. The Common Stock trades on the Nasdaq SmallCap Market under the symbol "IMKE". Reports, proxy and information statements, and other information concerning Inmark can also be inspected at the Nasdaq SmallCap Market at 1735 K Street, N.W., Washington, D.C. 20006-1500.

         Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to this Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents or information have been filed by Inmark with the Commission and are incorporated herein by reference:

         Inmark's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.
         The portions of the Proxy Statement for the Annual Meeting of Stockholders of Inmark to be held on September 15, 1998 that have been incorporated by reference into Inmark's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.
         Inmark's Current Report on Form 8-K filed with the Commission on April 13, 1998. Inmark's Current Report on Form 8-K/A filed with the Commission on June 8, 1998.
         The description of the capital stock contained in Inmark's registration statements on Form 8-A under the Exchange Act, filed June 10, 1992 (File No. 000-20394).

         All documents subsequently filed by Inmark with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus will be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Inmark hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person to Inmark Enterprises, Inc., One Plaza Road, Greenvale, New York 11548 (Telephone (516) 625-3500), Attention: Secretary, a copy of any or all of the documents referred to above (other than exhibits to such documents) which have been incorporated by reference in this Prospectus.

                           FORWARD LOOKING STATEMENTS

         This Prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in those forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations are set forth below under "Risk
Factors", including but not limited to "Dependence on Key Personnel," "Competition," "Customers," "Expansion Risk and Risks Associated with Acquisitions," "Outstanding Indebtedness; Security Interest," "Control by Executive Officers and Directors," "Shares Eligible for Future Sale," and "Lack of Dividend History." Other factors may be described from time to time in the Company's public filings with the Commission, news releases and other communications. The forward-looking statements contained in this Prospectus speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward- looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   THE COMPANY

         Inmark Enterprises, Inc. ("Inmark"), together with its wholly-owned subsidiaries, Inmark Services, Inc. ("Services"), Optimum Group, Inc. ("Optimum") and North American Holding Corp. (collectively, the "Company"), is a full service marketing, sales promotion and new age communications organization which designs, develops and implements customized, national, regional and local consumer and trade promotion programs principally for Fortune 500 consumer product manufacturers. The Company's promotional programs are designed to enhance the value of its clients' budgeted expenditures and achieve, in an objectively measurable way, its clients' specific marketing and promotional objectives. The Company's programs in the industry are commonly referred to as "account specific," as they may target the participation and cooperation of a specific retail chain or groups of retailers or other sources of distribution to attain results in the form of increased in-store product displays, related consumer purchases and enhanced product brand name recognition. In addition to the traditional marketing and sales promotional services, the Company's services and programs include new media services consisting of Internet web site activities, interactive computerization and animation and video production, thereby affording clients a one-stop shop resource for strategic planning, creative development, production and implementation.

         The Company was initially formed under the laws of the State of Delaware in March 1992 as Health Image Media, Inc. Its principal offices are located at One Plaza Road, Greenvale, New York 11548, and its telephone number is (516) 625- 3500.

         The Company began to engage in its current operations on September 29, 1995 upon consummation of its merger transaction (the "Merger") as a result of which Inmark Services, Inc., a New York corporation, became a wholly-owned subsidiary of the Company and the management of Inmark Services, Inc. became the executive management of the Company. Previously, the Company had been engaged in unrelated activities which were discontinued in June 1993.

         On March 31, 1998, Inmark consummated the acquisition (the "Optimum Acquisition") of the assets of OG Holding Corporation (formerly known as Optimum Group, Inc.) through its wholly-owned subsidiary Optimum.

                                  RISK FACTORS

         Prospective investors should consider carefully the following factors relating to the business of Inmark and this offering, in addition to other information set forth elsewhere in this Prospectus and in Inmark's Annual Report on Form 10-K and otherwise incorporated herein by reference, before purchasing the Shares offered hereby.

         Dependence on Key Personnel. The Company's business is managed by a relatively small number of key management and operating personnel, the loss of certain of whom could have a material adverse impact on the Company's business. The Company believes that its future success will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. Each of the Company's key executives is a party to an employment agreement that expires in either 2001 or 2002 and thereafter renews for an additional term of one year unless either party thereto elects to terminate the agreement upon at least 60 days notice prior to the expiration of the then current term.

         Competition. The market for promotional services is highly competitive, with hundreds of companies claiming to provide various services in the promotion industry. In general, the Company's competition is derived from two basic groups (which market their services to consumer product manufacturers): (a) other full service promotion agencies and (b) companies which specialize in one specific aspect or niche of a general promotional program. Other full service promotion agencies may be a part of or affiliated with larger general advertising agencies such as the Cato Johnson relationship with Young & Rubicam and J. Brown/LMC with Grey Advertising, which have greater financial and marketing resources available than the Company. Niche competitors include Don Jagoda, Inc., which specializes in sweepstakes; Act Media, Inc., a subsidiary of Heritage Media, Inc., which specializes in a broad range of in-store programs; and Catalina Marketing, Inc., which specializes in cash register couponing programs. Certain of these niche companies may have greater financial and marketing resources than those available to the Company. The Company competes on the basis of the quality and the degree of comprehensive service which it provides to its clients. There can be no assurance that the Company will be able to continue to compete successfully with existing or future industry competitors.

         Customers. The Company's principal clients are packaged goods and other consumer product manufacturers, generally among the Fortune 500, which are actively engaged in promoting their products both to specific retail chains, groups of retailers or other sources of distribution and to consumers. Inmark's clients include, among others, Colgate-Palmolive Company, The Pillsbury Company, The Minute Maid Company, Bestfoods Specialty Products, Novartis Consumer Health, Inc., Bayer Corporation, Lamb Weston Inc., Menley & James Laboratories, Inc., Hunt Foods Company, Perdue Farms, Inc., The Quaker Oats Company, American Home Products Corporation, Fender Musical Instruments Corporation and Duracell Corporation. For the fiscal year ended March 31, 1998, before giving effect to the Optimum Acquisition and on a pro forma basis giving effect to the Optimum Acquisition by including the revenues of the predecessor of Optimum for the year ended December 31, 1997, the Company had one client, Colgate-Palmolive Company, which accounted for approximately 34.4% and 24.5% of its revenues, respectively. For the fiscal year ended March 31, 1996, Colgate-Palmolive Company accounted for approximately 51.6% of the Company's revenues. To the extent the Company continues to have a heavily weighted sales concentration with one or more clients, significant fluctuations in revenues, results of operations and liquidity could arise should such client or clients reduce their budgets allocated to the Company's activities.

         Unlike traditional general advertising firms, which are engaged as agents of record on behalf of consumer product manufacturers, promotional companies, including the Company, typically are engaged on a product-by-product, or project-by- project basis. Although the relationship of the Company and its predecessors with certain of their clients has continued for in excess of 20 years, because the Company's contracts with its clients are executed on a project-by-project basis, there is no guarantee that such relationships will continue on a long-term basis. In addition, there can be no assurance that the budgets of the Company's clients will continue to permit the engagement of outside promotional companies such as the Company or that such clients will continue to utilize the type of promotional services and means of advertising provided by the Company.

         Expansion Risk and Risks Associated with Acquisitions. The Company is experiencing a period of rapid expansion which management expects will increase in the near future. This growth has increased the operating complexity of the Company as well as the level of responsibility for both existing and new management personnel. The Company's ability to manage its expansion effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The
Company's inability to effectively manage its expansion could have a material adverse effect on its business.

         A portion of the Company's expansion may occur through acquisitions as an alternative to direct investments in the assets required to implement the expansion. Consistent with its strategy, the Company is currently evaluating, has made offers with respect to, and is engaged in discussions regarding, various acquisition and strategic relationship opportunities. These acquisitions or strategic relationships could be funded by cash on hand, Inmark's securities and/or additional borrowings. It is possible that one or more of such possible future acquisitions or strategic relationships, if completed, could adversely affect the Company's funds from operations or cash otherwise available, in the short term or the long term or both, or increase the Company's debt, or such an acquisition could be followed by a decline in the market value of Inmark's securities. No assurance can be given that suitable acquisitions can be identified, financed and completed on acceptable terms, or that the Company's future acquisitions, if any, will be successful or will not impair the Company's ability to service its outstanding obligations.

         Outstanding Indebtedness; Security Interest. In connection with the Optimum Acquisition, Inmark, Services, and Optimum entered into a loan agreement dated as of March 31, 1998, with PNC Bank, National Association (the "Loan Agreement"), providing for a $5,000,000 five-year term loan and a $5,000,000 revolving loan credit facility. The prompt and full payment and other performance of all of the obligations of Services and Optimum under the Loan Agreement or otherwise to the lender or any affiliate of the lender are guaranteed by Inmark. As security for all of its obligations under the Loan Agreement, (a) Inmark, Services and Optimum granted the lender a first priority lien on and security interest in all of the assets of Inmark, Services and Optimum, including the stock of Services and Optimum and (b) Inmark and Services pledged their shares of Services and Optimum, respectively, to the lender. In the event that an event of default under the Loan Agreement occurs, at the lender's option, (i) the revolving line of credit shall terminate, (ii) the principal and interest of all loans and all other obligations under the Loan Agreement shall be immediately due and payable, and (iii) the lender shall be entitled to exercise any and all rights and remedies provided for in the Loan Agreement and in any document delivered to the lender in connection with the Loan Agreement, all rights and remedies of a secured party under the Uniform
Commercial Code, and all other rights and remedies that may otherwise be available to the lender by agreement or at law or in equity.

         Control by Executive Officers and Directors. The executive officers of the Company collectively beneficially own a significant percentage of the voting stock of Inmark and, in effect, have the power to influence strongly the outcome of all matters requiring stockholder approval, including the election or removal of directors and the approval of significant corporate transactions. Such voting could also delay or prevent a change in control of Inmark in which the holders of the Inmark common stock could receive a substantial premium. In addition, the Loan Agreement requires the executive officers of Inmark to maintain a minimum percentage of beneficial ownership of Inmark's Common Stock during the term of the Loan Agreement.

         Shares Eligible for Future Sale. Future sales of shares by officers, directors and certain shareholders under Rule 144 of the Securities Act, or through the exercise of outstanding registration rights or the issuance of shares of Common Stock upon the exercise of options or warrants or conversion of convertible securities could materially adversely affect the market price of shares of Common Stock and could materially impair Inmark's future ability to raise capital through an offering of equity securities. Substantially all of
Inmark's outstanding shares, other than those held by affiliates, are transferable without restriction under the Securities Act. No predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for future sale will have on the market price of shares of Common Stock prevailing from time to time.

         Lack of Dividend History. Inmark has never declared or paid any cash dividends on its Common Stock and does not expect to declare any such dividends in the foreseeable future. Payment of any future dividends will depend upon earnings and capital requirements of the Company, the Company's debt facilities and other factors the Board of Directors considers appropriate. The Company intends to retain earnings, if any, to finance the development and expansion of its business, and therefore does not anticipate paying any dividends in the foreseeable future. In addition, the terms of the Loan Agreement impose limitations on the payment of dividends on the Shares.

                                 USE OF PROCEEDS

         The Company will receive proceeds only from the exercise of the Warrants. Such proceeds will total approximately $445,250, unless some or all of the Shares which Messrs. William J. Barrett and Herbert M. Gardner have a right to acquire pursuant Warrants registered in their names are acquired pursuant to a cashless exercise provision contained in such Warrants, in which event the proceeds to the Company will be reduced.

         Except for the sale of the Shares upon the exercise of the Warrants, Inmark is not selling any of the Shares and will not receive any proceeds from the sale of the Shares by the Selling Securityholders. Any proceeds received by Inmark upon the exercise of the Warrants will be used for general corporate purposes.

                           THE SELLING SECURITYHOLDERS

         The following table sets forth, as of July 29, 1998 certain information regarding the Selling Securityholders' ownership of Inmark's Common Stock. Unless otherwise disclosed in the footnotes to the table, no Selling
Securityholder has held any position, office or had any other material relationship with Inmark, its predecessors or affiliates during the past three years. To the extent of Inmark's knowledge, except as disclosed below, the Selling Securityholders own all of the Shares and do not own, nor have any rights to acquire, any other shares of Common Stock as of the date of this Prospectus.

=====================================================================================================


                                     Beneficially Owned Prior       Offered     Beneficially Owned
Name of Selling Securityholder         to This Offering(1)          for Sale   After This Offering(1)
------------------------------     ----------------------------     --------   ----------------------
                                   Number of         Percent of
                                    Shares             Shares
                                   ---------         ----------

William J. Barrett (2)                37,500(5)           *           37,500                0
Herbert M. Gardner (3)                77,530(6)         1.71%         37,500           40,030
Robert F. Hussey (4)                 344,743(7)         7.59%        281,250           63,493
Miles M. Stuchin                     152,500(8)         3.29%        152,500                0

=====================================================================================================
         *Less than one percent.  Based on 4,480,326 shares of common stock outstanding on July 29, 1998.

(1) Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the securities beneficially owned.

(2) Mr. Barrett is a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm which provides financial advisory services to the Company.

(3) Mr. Gardner is a Director of Inmark and a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm which provides financial advisory services to the Company.

(4) Mr. Hussey was a Director of Inmark from May 1992 until March 3, 1997, Chairman of the Board of Inmark from May 1994 until October 16, 1996, and President and Chief Executive Officer of Inmark (then known as Health Image Media, Inc.) from June 1993 until September 29, 1995.

(5) Represents 37,500 Warrant Shares which Mr. Barrett has the right to acquire at an exercise price of $4.00 per share.

(6) Represents 14,718 shares of Common Stock held directly by Mr. Gardner, 7,500 shares of Common Stock held in an individual retirement account for the benefit of Mr. Gardner, 7,500 shares of Common Stock owned by Mr. Gardner's wife (as to which Mr. Gardner disclaims beneficial ownership), 10,312 shares of Common Stock issuable upon exercise of options held by Mr. Gardner, and 37,500 Warrant Shares which Mr. Gardner has the right to acquire at an exercise price of $4.00 per share. Excludes 2,500 shares of Common Stock owned by The Gardner Family Foundation, a charitable organization, of which Mr. Gardner is President and a board member.

(7) Represents 282,243 shares of Common Stock and 62,500 Warrant Shares which Mr. Hussey has the right to acquire at an exercise price of $0.86 per share.

(8) Represents 152,500 Warrant Shares which Mr. Stuchin has the right to acquire at an exercise price of $0.60 per share.

         The 508,750 Shares to be offered by the Selling Securityholders represent all of the securities covered by this Registration Statement of which this Prospectus is a part. The Warrants require Inmark to file a registration statement covering the Shares and to use its reasonable efforts to keep such registration statement continuously effective until (a) the earlier of one year following the date on which it is declared effective or (b) the completion of the period of distribution of the Shares. Inmark has filed this Registration Statement to fulfill its obligations under the Warrants.

                              PLAN OF DISTRIBUTION

         The Company will not receive any proceeds from the sale of the Shares offered hereby except for up to approximately $445,250, which may be received upon the exercise of the Warrants. The Shares may be sold from time to time to purchasers directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer the Shares through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Shares for whom they may act as agent. The Selling Securityholders and any such brokers, dealers or agents who participate in the distribution of the Shares may be deemed to be "underwriters", and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Securityholders may be deemed to be underwriters, the Selling Securityholders may be subject to certain statutory liabilities under the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

         The Shares offered hereby may be sold by the Selling Securityholders from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; (e) face-to-face transactions between sellers and purchasers without a broker-dealer; (f) through the writing of options; and (g) other methods. At any time a particular offer of the Shares is made, a revised Prospectus or Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Shares. In addition, the Shares covered by this Prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this Prospectus.

         To the extent of the Company's knowledge, there are currently no plans, arrangements or understandings between any Selling Securityholders and any broker, dealer, agent or underwriter regarding the sale of the Shares by the Selling Securityholders. There is no assurance that any Selling Securityholder will sell any or all of the Shares offered by it hereunder or that any such Selling Securityholder will not transfer, devise or gift such Shares by other means not described herein.

         The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other such person and market-making activities with respect to the particular Shares being distributed. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

         Pursuant to the Warrants entered into in connection with the offer and sale of the Shares by the Company, each of the Company and the Selling Securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act. The Company has agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Shares to the public other than the cost of counsel to the Selling Securityholders and underwriting discounts and commissions, except as prohibited by blue sky laws.

                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon for Inmark by Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036-7798. Joseph S. Hellman, a partner of Kronish, Lieb, Weiner & Hellman LLP and a director of Inmark, beneficially owns 4,000 shares of the Common Stock. Kronish, Lieb, Weiner & Hellman LLP owns of record and beneficially, and Mr. Hellman may be deemed to own beneficially, an immediately exercisable option to purchase 6,875 shares of Common Stock at an exercise price of $4.00 per share and an option to purchase 6,875 shares of Common Stock at an exercise price of $10.00 per share (which is immediately exercisable as to 3,437 shares and which becomes exercisable as to the remaining 3,438 shares on April 30, 1999).


                                     EXPERTS

         The consolidated financial statements of Inmark appearing in Inmark's Annual Report (Form 10-K) for the year ended March 31, 1998, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following statement sets forth the expenses payable in connection with this Registration Statement (estimated except for the registration fee), all of which will be borne by Inmark:

Securities and Exchange Commission filing fee.....................$     1,303.83
Legal fees and expenses...........................................$    15,000.00
Accountant's fees and expenses....................................$     1,000.00
Miscellaneous (including printing and distribution costs).........$     5,000.00
                                                                       ---------

Total.............................................................$    22,303.83
                                                                       =========

Item 15.  Indemnification of Directors and Officers.

              The Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The DGCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

              Inmark's Certificate of Incorporation provides that the directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Inmark's Certificate of Incorporation provides further that without limiting the generality of the foregoing, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

              Article VII of Inmark's By-laws provides in general that Inmark shall have the power to indemnify any officer or director expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such officer or director, to the fullest extent permitted by law in connection with and including those instances in which such indemnification as deemed by a majority of a quorum of directors who were not parties to such action, suit or proceeding or by independent legal counsel, after due investigation, to be in the best interests of Inmark, with any threatened, pending or completed action, suit or proceeding, or by independent legal counsel, after due investigation, to be in the best interests of Inmark, with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by reason of his or her performance as a director, officer, employee or agent of Inmark or any of its subsidiaries, or in any other capacity on behalf of Inmark or any of its subsidiaries, or in any other capacity on behalf of Inmark or any of its subsidiaries. Article VII of Inmark's By-laws also provides that Inmark may advance expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding as authorized by Inmark's Board of Directors upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by law. Inmark has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.



Item 16.  Exhibits and Financial Data Schedules.

(a) Exhibits

4.1            --  Warrant  dated  as of  May 1,  1997  by  and  between  Inmark
                   Enterprises, Inc. and William J. Barrett.

4.2            --  Warrant  dated  as of  May 1,  1997  by  and  between  Inmark
                   Enterprises, Inc. and Herbert M. Gardner.

4.3            --  Warrant  dated as of January 25, 1995 by and  between  Inmark
                   Enterprises, Inc. and Robert F. Hussey.

4.4            --  Warrant dated as of April 25, 1995 by and between Inmark
                   Enterprises, Inc. (formerly known as Health Image Media, Inc.) and Robert F. Hussey.

4.5            --  Warrant  dated as of February 16, 1996 by and between  Inmark
                   Enterprises, Inc. and Miles M. Stuchin.

5.1            --  Opinion of Kronish, Lieb, Weiner & Hellman LLP.

10.1           --  Lease Agreement, dated as of June 16, 1998, by and between
                   415 Northern Blvd. Realty Corp. and Inmark Services, Inc.

23.1           --  Consent of Kronish, Lieb, Weiner & Hellman LLP is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

23.2           --  Consent of KPMG Peat Marwick LLP

24.1           --  Power of Attorney is set forth on the signature  page of this
                   Registration Statement.


(b)  Financial Data Schedules

     Financial Data Schedules are not required to be filed since all financial statements have been previously included in filings with the Commission.

Item 17.  Undertakings.

                    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in this Registration
Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by Inmark pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenvale, State of New York, on this 30th day of July, 1998.

                                              INMARK ENTERPRISES, INC.


                                              By: /s/ Donald A. Bernard
                                              -------------------------
                                              Donald A. Bernard,
                                              Executive Vice President
                                              and Chief Financial Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Donald A. Bernard and John P. Benfield, or either of them, as attorney-in-fact to sign and file in each capacity stated below, all amendments and post-effective amendments to this Registration Statement.

Signature                                                   Title                                         Date
---------                                                   -----                                         ----

Principal Executive Officer:
                                                            President and
                                                            Chief Executive Officer                   July 30, 1998
/s/ John P. Benfield
---------------------------------
         John P. Benfield

Principal Financial and Accounting Officer:

                                                            Executive Vice President
/s/ Donald A. Bernard                                       and Chief Financial Officer               July 30, 1998
---------------------------------
         Donald A. Bernard

Other Directors:

/s/ Paul A. Amershadian                                     Director                                  July 30, 1998
---------------------------------
         Paul A. Amershadian

/s/ Herbert M. Gardner                                      Director                                  July 30, 1998
---------------------------------
         Herbert M. Gardner

/s/ Joseph S. Hellman                                       Director                                  July 30, 1998
---------------------------------
         Joseph S. Hellman

/s/ Thomas E. Lachenman                                     Director                                  July 30, 1998
---------------------------------
         Thomas E. Lachenman



                                  Exhibit Index



Number             Exhibit
------             -------

4.1            --  Warrant  dated  as of  May 1,  1997  by  and  between  Inmark
                   Enterprises, Inc. and William J. Barrett.

4.2            --  Warrant  dated  as of  May 1,  1997  by  and  between  Inmark
                   Enterprises, Inc. and Herbert M. Gardner.

4.3            --  Warrant  dated as of January 25, 1995 by and  between  Inmark
                   Enterprises, Inc. and Robert F. Hussey.

4.4            --  Warrant dated as of April 25, 1995 by and between Inmark
                   Enterprises, Inc. (formerly known as Health Image Media, Inc.) and Robert F. Hussey.

4.5            --  Warrant  dated as of February 16, 1996 by and between  Inmark
                   Enterprises, Inc. and Miles M. Stuchin.

5.1            --  Opinion of Kronish, Lieb, Weiner & Hellman LLP.

10.1           --  Lease Agreement, dated as of June 16, 1998, by and between
                   415 Northern Blvd. Realty Corp. and Inmark Services, Inc.

23.1           --  Consent of Kronish, Lieb, Weiner & Hellman LLP is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

23.2           --  Consent of KPMG Peat Marwick LLP

24.1           --  Power of Attorney is set forth on the signature  page of this
                   Registration Statement.